EXHIBIT 21

                               METALS USA, INC.
                               SUBSIDIARY LIST


Aerospace Specifications Metals, Inc.
Affiliated Metals Company
Aluminum Building Systems, Inc.
Concord Metals Corporation
Faitoute Steel Company, Inc.
Federal Bronze Alloys Inc.
Flagg Steel Co.
Forest Manufacturing, Inc.
Fullerton Industries, Inc.
GSBC, Inc. (dba Geneva Steel Blanking)
Harvey Titanium, Ltd.
Independent Metals Co., Inc.
Industrial Metals, Inc.
Interstate Steel Supply Company
Interstate Steel Supply Company of Pittsburgh
Interstate Steel Supply Company of Maryland
Interstate Steel Processing Company
Intsel Southwest Limited Partnership
Jeffreys Steel Company, Inc.
Jeffreys Real Estate Corp.
Krohn Steel Service Center, Inc.
LaserPro, Inc.
The Levinson Steel Company
Mark Metals, Inc.
Meier Metal Servicenters, Inc.
Metalmart, Inc.
Metals USA Management Co., L.P.
Metals USA Finance Corp.
Metals USA Services Corporation
Mulach Steel Corp.
MUSA GP, Inc.
MUSA LP, Inc.
National Manufacturing, Inc.
Pacific Metal Company
Professional Metals, Inc.
Queensboro Steel Corporation
R. J. Fabricating, Inc.
Royal Aluminum, Inc.
Sierra Pacific Steel, Inc.
Southern Alloy of America, Inc.
Steel Manufacturing and Warehouse Company
Steel Service Systems, Inc.
Texas Aluminum Industries, Inc.
Cornerstone Metals Corporation
Cornerstone Building Products, Inc.
Cornerstone Aluminum Company, Inc.
Cornerstone Patio Concepts, L.L.C.
Uni-Steel, Inc.
Valley Aluminum Co.
Wayne Steel, Inc.
Western Awning Company, Inc.
Wilkof-Morris Steel Corporation
Williams Steel & Supply Co., Inc.
WSS Transportation, Inc.